Exhibit 99.1

Gran Tierra Energy Inc. Announces Strategic Partnership with Ecopetrol for The Development of Fields in the Middle Magdalena Valley Adjacent to Gran Tierra’s Largest Producing Field

CALGARY, Alberta – March 17, 2026 (GLOBE NEWSWIRE) – Gran Tierra Energy Inc. (“Gran Tierra” or the “Company”) (NYSE American:GTE)(TSX:GTE)(LSE:GTE) is pleased to announce that it has signed a contract (collectively, “the Contract”) whereby the Company is expected to earn, subject to regulatory approvals and other conditions precedent, a 49 percent working interest (“WI”) in the Tisquirama block located in the Middle Magdalena Valley Basin of Colombia (“the Block”) which contains the Tisquirama and San Roque fields (“the Fields”). Production is expressed in barrels of oil equivalent (“boe”) per day (“boepd”).

“Gran Tierra views the Contract as a strategic opportunity to obtain operatorship of assets, upon completion of the initial work program, and subject to Executive Committee approval of the corresponding plans with significant original oil in place (“OOIP”) that has historically seen limited development or secondary recovery and currently has a relatively low recovery factor. We believe this creates a compelling opportunity to apply Gran Tierra’s proven operating model and waterflood expertise to enhance recovery and extend field life. The Fields are adjacent to our Acordionero field and share similar geological characteristics, in which we have successfully implemented waterflood development to maximize recovery. By leveraging the technical expertise and operational efficiencies demonstrated at Acordionero, we believe there is a clear opportunity to waterflood the assets and significantly improve the recovery factor. In addition, we see potential to apply modern technologies, including potential application of horizontal and multi-lateral drilling techniques utilized in our Canadian operations, to increase reservoir contact and improve recovery. The proximity of these assets to our existing operations would also create meaningful synergies, including the ability to integrate water management across the fields and to utilize natural gas to implement a gas to power project, thereby lowering operating costs across the area. Operating these Fields alongside Acordionero would allow Gran Tierra to manage the area as a single operating hub, improving efficiency and maximizing long-term value for all stakeholders. The transaction further strengthens the longstanding partnership between Ecopetrol and Gran Tierra” said Gary Guidry, President and Chief Executive Officer of Gran Tierra.

The Contract is subject to the satisfaction of certain conditions precedent including regulatory approval by the Superintendence of Industry and Commerce of Colombia (“SIC”). The satisfaction of such conditions precedent will determine the Contract’s effective date.

Key Terms

o	Phase 1 capital activity is expected to focus initially on waterflood expansion from Gran Tierra’s operated Acordionero field into the adjoining Fields before accelerating development through wellbore optimization and low-risk infill drilling of the identified OOIP across the Block. Completion of Phase 1 is achieved with a minimum of $15 million, and previous approval of the Executive Committee, gross capital expenditures and implementation of continuous water injection which is currently anticipated to be achieved in the first quarter of 2027.

o	Upon completion of Phase 1, Gran Tierra will receive 49 percent of existing base production in addition to 49 percent of incremental production. The Fields averaged 2,500 boepd on a gross basis in 2025. Upon completion of the carry commitment, ongoing capital expenditures would be shared between the parties, with Gran Tierra continuing as operator and applying its waterflood expertise to further expand secondary recovery and accelerate development, with anticipated potential production levels in excess of 13,000 boepd (gross) if development proceeds as expected.

o	Expenditure commitment for a $92.4 million carry capital by Gran Tierra of approximately $47.1 million on a gross capital program over 40 months.

o	In addition to development opportunities, there are near-field exploration prospects in proven plays on the Block.

o	The contract term extends until the economic limit of the Fields, providing long-term development visibility and allowing Gran Tierra and Ecopetrol to fully develop the Block’s resource potential.

•	The reservoirs share similar geological characteristics to Gran Tierra’s adjoining Acordionero field, where the Company has successfully applied waterflood techniques to enhance recovery. Management will utilize a similar development strategy as at Acordionero, with active waterflood development and efficient low-cost infill drilling. There are greater than 60 unbooked drilling locations across the Block and Gran Tierra and Ecopetrol will evaluate the potential use of multi-leg horizontal drilling techniques to increase reservoir contact and optimize capital efficiencies.

•	The development wells will be targeting the same formations and depths in Acordionero which we are currently drilling and completing for less than $2.0 million. We have drilled over 100 wells in the Acordionero field.

•	Proximity to Acordionero will provide operational synergies including optimizing water management and injection across the Fields. Natural gas from the blocks may support gas-to-power infrastructure, enabling self-generated electricity and lowering operating costs across the area.

Contact Information

For investor and media inquiries please contact:

Gary Guidry, Chief Executive Officer

Ryan Ellson, Executive Vice President & Chief Financial Officer

+1-403-265-3221 info@grantierra.com

About Gran Tierra Energy Inc.

Gran Tierra Energy Inc., together with its subsidiaries, is an independent international energy company currently focused on oil and natural gas exploration and production in Canada, Colombia, Ecuador and Azerbaijan. The Company is currently developing its existing portfolio of assets in Canada, Colombia and Ecuador; however, we have recently entered into an exploration, development and production sharing agreement with SOCAR and may eventually expand our operations into Azerbaijan and will continue to pursue additional new growth opportunities that would further strengthen the Company’s portfolio. The Company’s common stock trades on the NYSE American, the Toronto Stock Exchange and the London Stock Exchange under the ticker symbol GTE. Additional information concerning Gran Tierra is available at www.grantierra.com. Except to the extent expressly stated otherwise, information on the Company’s website or accessible from our website or any other website is not incorporated by reference into and should not be considered part of this press release. Investor inquiries may be directed to info@grantierra.com or (403) 265-3221.

Gran Tierra’s filings with the U.S. Securities and Exchange Commission (the “SEC”) are available on the SEC website at http://www.sec.gov. Gran Tierra’s Canadian securities regulatory filings are available on SEDAR+ at http://www.sedarplus.ca and UK regulatory filings are available on the National Storage Mechanism website at https://data.fca.org.uk/#/nsm/nationalstoragemechanism.

Forward Looking Statements and Legal Advisories:

This press release contains opinions, forecasts, projections, and other statements about future events or results that constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and financial outlook and forward looking information within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”), which can be identified by such terms as “expect,” “plan,” “can,” “will,” “should,” “guidance,” “estimate,” “forecast,” “signal,” “progress,” “believes,” and “remains subject to,” derivations thereof and similar terms are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding the satisfaction of the conditions precedent to, and the timing of the effectiveness of, the Contract, including receipt of regulatory approvals from the SIC; Gran Tierra’s ability to earn its working interest in the Block; the expected timing, cost and scope of the committed work program and Phase 1 capital activities, including the capital carry and social investment; the expected timing of obtaining operatorship and entitlement to base production; the expected allocation of capital and operating expenditures following completion of the Phase 1 carry commitment; OOIP relating to the Block and the Acordionero field, planned waterflood expansion, drilling, development and water injection activities; potential production levels, recovery factors and development potential; the potential use of multi-leg horizontal drilling techniques; and anticipated operational synergies, including water management integration and the potential use of natural gas to support gas-to-power infrastructure.

The forward-looking statements contained in this press release reflect several material factors and expectations and assumptions of Gran Tierra including, without limitation, that Gran Tierra will obtain the required regulatory approvals and satisfy the conditions precedent for the Contract to become effective, that Gran Tierra will continue to conduct its operations in a manner consistent with its current expectations, the accuracy of testing and production results and seismic data, pricing and cost estimates (including with respect to commodity pricing and exchange rates), rig availability, the effects of drilling down-dip, the effects of waterflood and multi-stage fracture stimulation operations, the extent and effect of delivery disruptions, and the general continuance of current or, where applicable, assumed operational, regulatory and industry conditions in Canada, Colombia, Ecuador and Azerbaijan and areas of potential expansion, and the ability of Gran Tierra to execute its business and operational plans in the manner currently planned. Gran Tierra believes the material factors, expectations and assumptions reflected in the forward-looking statements are reasonable at this time, but no assurance can be given that these factors, expectations and assumptions will prove to be correct.

Among the important factors that could cause actual results to differ materially from those indicated by the forward -looking statements in this press release are: certain of Gran Tierra’s operations are located in South America and the Company is pursuing activities in other international jurisdictions, including Azerbaijan, and unexpected problems can arise due to guerilla activity, strikes, local blockades or protests, civil unrest, sanctions-related restrictions, or other political instability; risks associated with the Company’s potential entry into Azerbaijan, including the risk that the EDPSA may not become effective or may be delayed due to failure to obtain required legislative or governmental approvals, and political, regulatory or legal risks associated with operating in a new jurisdiction and the risk that exploration activities may not result in commercial discoveries; technical difficulties and operational difficulties may arise which impact the production, transport or sale of Gran Tierra’s products; other disruptions to local operations; global and regional changes in the demand, supply, prices, differentials or other market conditions affecting oil and natural gas, including inflation and changes resulting from a global health crisis, geopolitical events, including the ongoing conflicts in Ukraine, the Middle East and Venezuela, or from the imposition or lifting of crude oil production quotas or other actions that might be imposed by OPEC and other producing countries and resulting company or third-party actions in response to such changes; changes in commodity prices, including volatility or a prolonged decline in these prices relative to historical or future expected levels; the risk that current global economic and credit conditions may impact oil and natural gas prices and oil and natural gas consumption more than Gran Tierra currently predicts, which could cause Gran Tierra to further modify its strategy and capital spending program; prices and markets for oil and natural gas are unpredictable and volatile; the effect of hedges, the accuracy of productive capacity of any particular field; geographic, political and weather conditions can impact the production, transport or sale of Gran Tierra’s products; the ability of Gran Tierra to execute its business plan, which may include acquisitions, and realize expected benefits from current or future initiatives; the risk that unexpected delays and difficulties in developing currently owned properties may occur; the ability to replace reserves and production and develop and manage reserves on an economically viable basis; the accuracy of testing and production results and seismic data, pricing and cost estimates (including with respect to commodity pricing and exchange rates); the risk profile of planned exploration activities; the effects of drilling down-dip; the effects of waterflood and multi-stage fracture stimulation operations; the extent and effect of delivery disruptions, equipment performance and costs; actions by third parties; the timely receipt of regulatory or other required approvals for Gran Tierra’s operating activities; the failure of exploratory drilling to result in commercial wells; unexpected delays due to the limited availability of drilling equipment and personnel; volatility or declines in the trading price of Gran Tierra’s common stock or bonds; the risk that Gran Tierra does not receive the anticipated benefits of government programs, including government tax refunds; Gran Tierra’s ability to comply with financial covenants in its credit agreement and indentures and make borrowings under its credit agreement; and the risk factors detailed from time to time in Gran Tierra’s periodic reports filed with the SEC, including, without limitation, under the caption “Risk Factors” in Gran Tierra’s Annual Report on Form 10-K for the year ended December 31, 2025 filed on March 4, 2026 and its other filings with the SEC. These filings are available on the SEC’s website at http://www.sec.gov and on SEDAR+ at www.sedarplus.ca.

The forward-looking statements contained in this press release are based on certain assumptions made by Gran Tierra based on management’s experience and other factors believed to be appropriate. Gran Tierra believes these assumptions to be reasonable at this time, but the forward-looking statements are subject to risks and uncertainties, many of which are beyond Gran Tierra’s control, which may cause actual results to differ materially from those implied or expressed by the forward looking statements.

All forward-looking statements are made as of the date of this press release and the fact that this press release remains available does not constitute a representation by Gran Tierra that Gran Tierra believes these forward-looking statements continue to be true as of any subsequent date. Actual results may vary materially from the expected results expressed in forward-looking statements. Gran Tierra disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by applicable.

The estimates of future production may be considered to be future-oriented financial information or a financial outlook for the purposes of applicable Canadian securities laws. Financial outlook and future-oriented financial information contained in this press release about prospective operational performance are provided to give the reader a better understanding of the potential future performance of the Company in certain areas and are based on assumptions about future events, including economic conditions and proposed courses of action, based on management’s assessment of the relevant information currently available, and to become available in the future. In particular, this press release contains projected operational information for the Block. These projections contain forward-looking statements and are based on a number of material assumptions and factors set out above. Actual results may differ significantly from the projections presented herein. The actual results of Gran Tierra’s operations for any period could vary from the amounts set forth in these projections, and such variations may be material. See above for a discussion of the risks that could cause actual results to vary. The future-oriented financial information and financial outlooks contained in this press release have been approved by management as of the date of this press release. Readers are cautioned that any such financial outlook and future-oriented financial information contained herein should not be used for purposes other than those for which it is disclosed herein. The Company and its management believe that the prospective financial information has been prepared on a reasonable basis, reflecting management’s best estimates and judgments, and represent, to the best of management’s knowledge and opinion, the Company’s expected course of action. However, because this information is highly subjective, it should not be relied on as necessarily indicative of future results.

Presentation of Oil and Gas Information

Boes have been converted on the basis of six thousand cubic feet (“Mcf”) natural gas to 1 boe of oil. Boes may be misleading, particularly if used in isolation. A boe conversion ratio of 6 Mcf: 1 boe is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead. In addition, given that the value ratio based on the current price of oil as compared with natural gas is significantly different from the energy equivalent of six to one, utilizing a boe conversion ratio of 6 Mcf: 1 boe would be misleading as an indication of value.

References to a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume. Gran Tierra’s reported production is a mix of light crude oil and medium heavy crude oil, tight oil, conventional natural gas, shale gas and natural gas liquids for which there is no precise breakdown since the Company’s sales volumes typically represent blends of more than one product type. Well test results should be considered as preliminary and not necessarily indicative of long-term performance or of ultimate recovery. Well log interpretations indicating oil and gas accumulations are not necessarily indicative of future production or ultimate recovery. If it is indicated that a pressure transient analysis or well-test interpretation has not been carried out, any data disclosed in that respect should be considered preliminary until such analysis has been completed. References to thickness of “oil pay” or of a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume.

The drilling locations disclosed in this press release are unbooked locations. Unbooked locations are internal estimates based on Gran Tierra’s assumptions as to the number of wells that can be drilled per section based on industry practice and internal review. Unbooked locations do not have attributed reserves or resources. Unbooked locations have been identified by management as an estimation of Company’s multi-year drilling activities based on evaluation of applicable geologic, seismic, engineering, production and reserves information. There is no certainty that Gran Tierra will drill all unbooked drilling locations and if drilled there is no certainty that such locations will result in additional oil and gas reserves, resources or production. The drilling locations considered for future development will ultimately depend upon the availability of capital, regulatory approvals, seasonal restrictions, oil and natural gas prices, costs, actual drilling results, additional reservoir information that is obtained and other factors. While certain of the unbooked drilling locations have been derisked by the drilling of existing wells in relative close proximity to such unbooked drilling locations, other unbooked drilling locations are farther away from existing wells where management has less information about the characteristics of the reservoir and therefore there is more uncertainty whether wells will be drilled in such locations and if drilled there is more uncertainty that such wells will result in additional oil and gas reserves, resources or production.